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                           CONSTRUCTION LOAN AGREEMENT

Borrower:  Stearns and Lehman, Inc.           Lender:  First-Knox National Bank
           (TIN: 34-1579817)                           Lexington Branch
           52 Surrey Road                              10 Plymouth Street
           Mansfield, OH 44901                         Lexington, OH 44904

Principal Amount: $750,000.00                 Date of Note: December 2, 1996

THIS CONSTRUCTION LOAN AGREEMENT between Stearns and Lehman, Inc. ("Borrower") and First-Knox National Bank ("Lender") is made and executed en the following terms and conditions. Borrower has applied to Lender for loans In the total principal amount of U.S. $750,000.00 in order to construct the Improvements on the Real Property described below. Lender is willing to lend the loan amount to Borrower solely under the terms and conditions specified in this Agreement and in the Related Documents, to each of which Borrower agrees. Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth In this Agreement, and (b) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of December 2, 1996 and shall continue thereafter until all Indebtedness has been paid in full and all other obligations of Borrower hereunder have been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word "Agreement" means this Construction Loan Agreement, as this Construction Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Construction Loan Agreement from time to time.

Architecture Contract. The words "Architecture Contract" mean the architect's contract relating to the Project, if any.

Borrower. The word "Borrower" means each and every person or entity signing the Note, including without limitation Stearns and Lehman, Inc.

Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest

                           Exhibit 10(d), Page 1 of 14


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whatsoever, whether created by law, contract, or otherwise.

Commencement Date. The words "Commencement Date" mean the date Borrower begins work on the Project.

Completion Date. The words "Completion Date" mean such date as Lender shall have established as the date by which Borrower is to have completed the Project as required in this Agreement.

Construction Contract. The words "Construction Contract" mean and include the contract between Borrower and the general contractor for the Project, if any, (General Contractor), and any subcontracts with subcontractors, material men, laborers, or any other person or entity for performance of work on the Project or the delivery of materials to the Project.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below In the section titled "Events of Default."

Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means and includes without limitation all guarantors, sureties, and accommodation parties.

Improvements. The word "Improvements" means and includes without limitation all existing and future buildings, structures, facilities, fixtures, additions, and similar construction on the Property.

Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable Individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word "Lender" means First-Knox National Bank, its successors and assigns.

Loan. The word "Loan" means the loan made to Borrower under this Agreement and the Related Documents as described below.

Loan Fund. The words "Loan Fund" mean the undisbursed proceeds of the Loan under this Agreement together with any equity funds or other deposits required from Borrower under this Agreement.

                           Exhibit 10(d), Page 2 of 14


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Note. The word "Note" means the promissory note or credit agreement dated
December 2, 1996, in the original principal amount of $750,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

Plans and Specifications. The words "Plans and Specifications" mean the plans and specifications for the Project which have been submitted to and initialed by Lender, together with such changes and additions as may be approved by Lender in writing.

Project. The word "Project" means the construction and completion of all Improvements contemplated by this Agreement, Including without limitation the erection of the building or structure, installation of equipment and fixtures, landscaping, and all other work necessary to make the Property usable and complete for the intended purposes.

Project Documents. The words "Project Documents" mean the Plans and Specifications, all studies, data and drawings relating to the Project, whether prepared by or for Borrower, the Construction Contract, the Architecture Contract, and all other contracts and agreements relating to the Project or the construction of the Improvements.

Property. The word "Property" means the Real Property together with all Improvements, all equipment, fixtures, and other articles of personal property now or subsequently attached or affixed to the real property, together with all accessions, parts, and additions to, all replacements of, and all substitutions for any of such property, and all proceeds (including insurance proceeds and refunds of premiums) from any sale or other disposition of such property.

Real Property. The words "Real Property" mean the real property located in Richland County, State of Ohio, and legally described as:

                   See Attached Exhibit A.

The Real Property or its address is commonly known as Township of Mansfield, Mansfield, OH 44901.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean and include without limitation any type of

                           Exhibit 10(d), Page 3 of 14


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collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien Interest whatsoever, whether created by law, contract, or otherwise.

Value. The word "Value" means such amount or worth as defined and determined by Lender in its sole discretion unless agreed to the contrary by Lender In writing.

LOAN. The Loan shall be in an amount not to exceed the principal sum of U.S. $750,000.00 and shall bear interest on so much of the principal sum as shall be advanced pursuant to the terms of this Agreement and the Related Documents. The Loan shall bear interest on each Advance from the date of the Advance in accordance with the terms of the Note. Borrower shall use the Loan Funds solely for the payment of (a) the costs of constructing the Improvements and equipping the Project in accordance with the Construction Contract; (b) other costs and expenses incurred or to be incurred in connection with the construction of the Improvements as Lender in its sole discretion shall approve; and (c) if permitted by Lender, interest due under the Note, including all expenses and all loan and commitment fees described in this Agreement. The Loan amount shall be subject at all times to all maximum limits and conditions set forth in this Agreement or in any of the Related Documents, including without limitation, any limits relating to loan to value ratios and acquisition and Project costs.

FEES AND EXPENSES. Whether or not the Project shall be consummated, Borrower shall assume and pay upon demand all out-of-pocket expenses incurred by Lender in connection with the preparation of loan documents and the making of the Loan, including without limitation the following: (a) all closing costs, fees, and disbursements, including without limitation the loan fees described as follows:
3,750 + out of pocket; (b) all expenses of Lender's legal counsel; and (c) all title examination fees, title insurance premiums, appraisal fees, survey costs, required fees, and filing and recording fees.

NO CONSTRUCTION PRIOR TO RECORDING OF SECURITY DOCUMENT. Borrower will not permit any work or materials to be furnished in connection with the Project until (a) Borrower has signed the Related Documents; (b) Lender's mortgage or deed of trust and other Security Interests in the Property have been duly recorded and perfected; and (c) Lender has been provided evidence, satisfactory to Lender, that Borrower has obtained all insurance required under this Agreement or any Related Agreement and that Lender's liens on the Property and Improvements are valid perfected first liens, subject only to such exceptions, if any, acceptable to Lender.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Authorization. The execution, delivery, and performance of this Agreement by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all

                           Exhibit 10(d), Page 4 of 14


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necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws or code of regulations, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Title to Property. Borrower has, or on the date of first disbursement of Loan proceeds will have, good and marketable title to the Property free and clear of all defects, liens, and encumbrances, excepting only liens for taxes, assessments, or governmental charges or levies not yet delinquent or payable without penalty or interest, and such liens and encumbrances as may be approved in writing by the Lender.

Hazardous Substances. Borrower represents and warrants that, except as disclosed to Lender in writing, no property of Borrower ever has been, or ever will be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act ("SARA"), applicable state or Federal laws, or regulations adopted pursuant to any of the foregoing. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Project Costs. The Project costs are true and accurate estimates of the costs necessary to complete the Improvements In a good and workmanlike manner according to the Plans and Specifications presented by Borrower to Lender, and Borrower shall take all steps necessary to prevent the actual cost of the Improvements from exceeding the Project costs.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement.

Approval of Contractors, Subcontractors, and Materialmen. Lender shall have approved a list of all contractors employed in connection with the construction of the Improvements, showing the name, address, and telephone number of each contractor, a general description of the nature of

                           Exhibit 10(d), Page 5 of 14


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the work to be done, the labor and materials to be supplied, the names of materialmen, if known, and the approximate dollar value of the labor, work, or materials with respect to each contractor or materialman. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or by any application for any Advance, or for any other purpose.

Plans, Specifications, and Permits. Lender shall have received and accepted a complete set of Plans and Specifications setting forth all Improvements for the Project, and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project.

Architecture and Construction Contracts. Borrower shall have furnished in form and substance satisfactory to Lender an executed copy of the Architecture Contract and an executed copy of the Construction Contract.

Budget and Schedule of Estimated Advances. Lender shall have approved detailed budget and cash flow projections of total Project costs and a schedule of the estimated amount and time of disbursements of each Advance.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of the Loan documents, and the consummation of the Project, and such other authorizations and other documents as Lender In its sole discretion may require.

Bond. If requested by Lender, Borrower shall have furnished a performance and payment bond in an amount equal to 100% of the amount of the Construction Contract, as well as a materialmen's and mechanics' payment bond, with such riders and supplements as Lender may require, each in form and substance satisfactory to Lender, naming the General Contractor as principal and Lender as an additional obligee.

Appraisal. If requested by Lender, Borrower shall have furnished to Lender, at Borrower's expense, an appraisal of the Property prepared by an appraiser satisfactory to Lender and in form and substance satisfactory to Lender in its sole discretion.

Plans and Specifications. If requested by Lender, Borrower shall have assigned to Lender on Lender's forms the Plans and Specifications for the Project.

Environmental Report. If requested by Lender, Borrower shall have furnished to Lender, at Borrower's expense, an environmental report and certificate on the Property in form and substance satisfactory to Lender, prepared by an engineer or other expert satisfactory to Lender stating that the Property complies with all applicable provisions and requirements of the "Hazardous Substances" paragraph set forth below.

Soil Report. If requested by Lender, Borrower shall have furnished to Lender, at Borrower's expenses, a soil report for the Property In form and substance satisfactory to Lender, prepared by

                           Exhibit 10(d), Page 6 of 14


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a registered engineer satisfactory to Lender stating that the Property is free from soil or other geological conditions that would preclude its use or development as contemplated without extra expense for precautionary, corrective or remedial measures.

Survey. If requested by Lender, Borrower shall have furnished to Lender a survey of recent date, prepared and certified by a qualified surveyor and providing that the Improvements, if constructed in accordance with the Plans and Specifications, shall lie wholly within the boundaries of the Property without encroachment or violation of any zoning ordinances, building codes or regulations, or setback requirements, together with such other information as Lender in its sole discretion may require.

Zoning. Borrower shall have furnished evidence satisfactory to Lender that the Property is duly and validly zoned for the construction, maintenance, and operation of the Project.

Title Insurance. Borrower shall have provided to Lender an ALTA Lender's extended coverage policy of title insurance with such endorsements as Lender may require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender, insuring or agreeing to insure that Lender's Mortgage or Deed of Trust on the Property is or will be upon recordation a valid first lien on the Property free and clear of all defects, liens, encumbrances, and exceptions except those as specifically accepted by Lender in writing. If requested by Lender, Borrower shall provide to Lender, at Borrower's expense, a foundation endorsement to the title policy upon the completion of each foundation for the Improvements, showing no encroachments, and upon completion an endorsement which insures the lien-free completion of the Improvements.

DISBURSEMENT OF LOAN PROCEEDS. The following provisions relate to the disbursement of funds from the Loan Fund.

Application for Advances. Each application shall be stated on a standard AIA payment request form or other form approved by Lender, executed by Borrower, and supported by such evidence as Lender shall reasonably require. Borrower shall apply only for disbursement with respect to work actually done by the General Contractor and for materials and equipment actually incorporated into the Project. Each application for an Advance shall be deemed a certification of Borrower that as of the date of such application, all representations and warranties contained in the Agreement are true and correct, and that Borrower is in compliance with all of the provisions of this Agreement.

Payments. At the sole option of Lender, Advances may be paid in the joint names of Borrower and the General Contractor, subcontractor(s), or supplier(s) in payment of sums due under the Construction Contract. At its sole option, Lender may directly pay the General Contractor and any subcontractors or other parties the sums due under the Construction Contract. Borrower appoints Lender as its attorney-in-fact to make such payments. This power shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

Projected Cost Overruns. If Lender at any time determines in its sole discretion that the amount

                           Exhibit 10(d), Page 7 of 14


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in the Loan Fund is insufficient, or will be insufficient, to usably complete and to pay for the Project, then within ten (10) days after receipt of a written request from Lender, Borrower shall deposit in the Loan Fund an amount equal to the deficiency as determined by Lender. The judgment and determination of Lender under this section shall be final and conclusive. Any such amounts deposited by Borrower shall be disbursed prior to any Loan proceeds.

Right to Advance Funds. When any event occurs that Lender determines may endanger completion of the Project or the fulfillment of any condition or covenant in this Agreement, Lender may require Borrower to furnish, within ten
(10) days after delivery of a written request, adequate security to eliminate, reduce, or indemnify Lender against, such danger.

LIMITATION OF RESPONSIBILITY. The making of any Advance by Lender shall not constitute or be interpreted as either (a) an approval or acceptance by Lender of the work done through the date of the Advance, or (b) a representation or indemnity by Lender to any party against any deficiency or defect in the work or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the Improvements, the workmanship and materials used in the Improvements, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender's interests, and under no circumstances shall they be construed to Impose any responsibility or liability of any nature whatsoever on Lender to any party. Neither Borrower nor any contractor, subcontractor, materialman, laborer, or any other person shall rely, or have any right to rely, upon Lender's determination of the appropriateness of any Advance. No disbursement or approval by Lender shall constitute a representation by Lender as to the nature of the Project, its construction, or its intended use for Borrower or for any other person, nor shall it constitute an indemnity by Lender to Borrower or to any other person against any deficiency or defects in the Project or against any breach of any contract.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

Construction of the Project. Cause the Improvements to be constructed and equipped in a diligent and orderly manner and in strict accordance with the Plans and Specifications approved by Lender, the Construction Contract, and all applicable laws, ordinances, codes, regulations, and rights of adjoining or concurrent property owners.

Life Insurance. As soon as practical, obtain and maintain life insurance in form and with insurance companies reasonably acceptable to Lender on the following individual in the amount indicated below and, at Lender's option, cause such insurance coverage to be pledged, made payable to, or assigned to Lender on Lender's forms. Lender, at its discretion, may apply the proceeds of any insurance policy to the unpaid balances of any Indebtedness:

                  Name of insured                             Amount
                  ---------------                             ------



                           Exhibit 10(d), Page 8 of 14


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                  William Stearns, President           $1,000,000.00

Loan Proceeds. Use the Loan Funds solely for payment of bills and expenses directly related to the Project.

Defects. Upon demand of Lender, promptly correct any defect in the Improvements or any departure from the Plans and Specifications not approved by Lender before further work shall be done upon the portion of the Improvements affected.

Notice of Commencement. File or cause the filing of a Notice of Commencement or amended notice pursuant to Section 1311.04 of the Ohio Revised Code. Borrower agrees to file such notice or cause such notice to be filed promptly after the filing of the Mortgage that Borrower has granted to Lender and prior to the beginning of any labor or work or the furnishing of materials for the improvement of the Real Property. If Borrower shall fail to record or cause the recordation of such a Notice of Commencement, or any amended notice, Lender may record such a notice on behalf of Borrower, and Borrower agrees to pay all costs and expenses incurred by Lender in obtaining information for such notice, preparing such notice and recording such notice.

Project Claims and Litigation. Promptly inform Lender of (a) all material adverse changes in the financial condition of the General Contractor; (b) any litigation and claims, actual or threatened, affecting the Project or the General Contractor, which could materially affect the successful completion of the Project or the ability of the General Contractor to complete the Project as agreed; and (c) any condition or event which constitutes a breach or default under any of the Related Documents or any contract related to the Project.





GENERAL PROJECT PROVISIONS. The following provisions relate to the construction and completion of the Project:

Change Orders. All requests for changes in the Plans and Specifications, other than minor changes not exceeding $5,000.00 cumulative cost, must be in writing, signed by Borrower and the architect, and delivered to Lender for its approval. Borrower will not permit the performance of any work pursuant to any change order or modification of the Construction Contract or any subcontract without the written approval of Lender. Borrower will obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

Purchase of Materials; Conditional Sales Contracts. No materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project shall be purchased or installed under any Security Agreement or other agreement whereby the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such items as personal property after their incorporation into the Project, unless otherwise authorized by Lender in writing.

                           Exhibit 10(d), Page 9 of 14


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Lender's Right of Entry and Inspection. Lender and its agents shall have at all times the right of entry and free access to the Property and the right to inspect all work done, labor performed, and materials furnished with respect to the Project. Lender shall have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating in any way to the Project.

Lender's Right to Stop Work. If Lender in good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practices, or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, Borrower will promptly correct the work to Lender's satisfaction. No such action by Lender will affect Borrower's obligation to complete the Improvements on or before the Completion Date. Lender is under no duty to supervise or inspect the construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender's security and preserving Lender's rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

Indemnity. Borrower shall indemnify and hold Lender harmless from any and all claims asserted against Lender or the Property by any person, entity, or governmental body, or arising out of or in connection with the Property, Improvements, or Project. Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all costs incurred by Lender in connection with such defense, including attorneys' fees, shall be paid by Borrower to Lender. Lender shall, in its sole discretion, be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. All amounts paid by Lender under this paragraph shall be secured by Lender's Mortgage or Deed of Trust, if any, on the Property, shall be deemed an additional principal Advance under the Loan, payable upon demand, and shall bear interest at the rate applicable to the Loan.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower to comply with or to perform when due any other term,

                          Exhibit 10(d), Page 10 of 14
obligation, covenant or condition contained in this Agreement

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower is false or misleading In any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.  Lender, in good faith, deems itself insecure.

Breach of Construction Contract. The Improvements are not constructed in accordance with the Plans and Specifications or in accordance with the terms of the Construction Contract.

Cessation of Construction. Prior to the completion of construction of the Improvements and equipping of the Project, the construction of the Improvements or the equipping of the Project is abandoned or work thereon ceases for a period of more than ten (10) days for any reason, or the Improvements are not completed for purposes of final payment to the General Contractor prior to the completion date represented by Borrower to Lender, regardless of the reason for the delay.

Transfer of Property. Sale, transfer, hypothecation, assignment, or conveyance of the Property or the Improvements or any portion thereof or interest therein by Borrower or any Grantor without Lender's prior written consent.

                          Exhibit 10(d), Page 11 of 14

Condemnation. All or any material portion of the Property is condemned, seized. or appropriated without compensation, and Borrower does not within thirty (30) days after such condemnation, seizure, or appropriation, initiate and diligently prosecute appropriate action to contest in good faith the validity of such condemnation, seizure, or appropriation.

EFFECT OF AN EVENT OF DEFAULT; REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender may have, do any one or more of the following without notice to Borrower: (a) Cancel this Agreement; (b) institute appropriate proceedings to enforce the performance of this Agreement; (c) Withhold further disbursement of Loan Funds; (d) Expend funds necessary to remedy the default; (e) Take possession of the Property and continue construction of the Project; (f) Accelerate maturity of the Note and/or Indebtedness and demand payment of all sums due under the Note and/or Indebtedness; (g) Bring an action on the Note and/or indebtedness; (h) Foreclose Lender's Mortgage or Deed of Trust, if any, on the Property in any manner available under law; and (i) Exercise any other right or remedy which it has under the Note or Related Documents, or which is otherwise available at law or in equity or by statute.

COMPLETION OF IMPROVEMENTS BY LENDER. If Lender takes possession of the Property, it may take any and all actions necessary in Its judgment to complete construction of the Improvements, including but not limited to making changes in the Plans and Specifications, work, or materials and entering into, modifying or terminating any contractual arrangements, subject to Lender's right at any time to discontinue any work without liability. If Lender elects to complete the Improvements, it will not assume any liability to Borrower or to any other person for completing the Improvements or for the manner or quality of construction of the Improvements, and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the improvements, at Lender's option, either in Borrower's name or in its own name. In any event, all sums expended by Lender in completing the construction of the Improvements will be considered to have been disbursed to Borrower and will be secured by the collateral for the Loan. Any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional Loan to Borrower, bearing interest at the Note rate and being secured by the collateral. For these purposes, Borrower assigns to Lender all of its right, title and interest in and to the Project Documents; however Lender will not have any obligation under the Project Documents unless Lender expressly hereafter agrees to assume such obligations in writing. Lender will have the right to exercise any rights of Borrower under the Project Documents upon the occurrence of an Event of Default. All rights, powers, and remedies of Lender under this Agreement are cumulative and alternative, and are in addition to all rights which Lender may have under applicable law.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Agency. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Borrower or any contractor. Lender is not an agent or representative of Borrower. This Agreement does not create a contractual relationship with and

                          Exhibit 10(d), Page 12 of 14
shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, material man, laborer, or any other person.

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Ohio. if there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Richland County, the State of Ohio. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender In any Instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS


                          Exhibit 10(d), Page 13 of 14

CONSTRUCTION LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF DECEMBER 2, 1996.

BORROWER:

Stearns and Lehman, Inc.

By:  /s/  William Stearns, President              By:  /s/ John Chuprinko, CFO

LENDER:

First-Knox National Bank

By:  /s/ James Brinker, Authorized Officer BORROWER:







                          Exhibit 10(d), Page 14 of 14